                                                                EXHIBIT 23.8

To the Shareholders of
  THL-Omega Holding Corporation:

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated January 27, 1996 on our audit of the financial statements of operations and retained earnings and cash flows of THL-Omega Holding Corporation for the three months ended March 31, 1995. We also consent to the reference of our Firm as experts under the caption "Experts."

                                        COOPERS & LYBRAND L.L.P.


St. Louis, Missouri
July 2, 1997